 Exhibit 99.1

NEWS RELEASE	CONTACT
FOR IMMEDIATE RELEASE	Chris Kavanagh
(800) 978-8136
ckavanagh@summithealthcarereit.com

Summit Healthcare REIT, Inc. announces cash dividend

Lake Forest, Calif., (November 26, 2018) – Summit Healthcare REIT, Inc. (“Summit”) announced today that its Board of Directors has declared a cash dividend of $0.0651 per common share. The dividend is payable to common stockholders of record as of the close of business on January 15, 2019. The Company intends to pay the dividend on or about January 31, 2019. “The Board is extremely pleased to be in a position to make this announcement and will continue to focus on what’s best for the shareholders” stated Mr. Eikanas, President and COO.

About Summit Healthcare REIT, Inc.

Summit is a publicly registered non-traded REIT that is currently focused on investing in senior housing real estate located throughout the United States. The current portfolio includes interests in 47 long-term triple-net leased healthcare facilities in 14 states. Please visit our website at: http://www.summithealthcarereit.com

For more information, please contact Chris Kavanagh at (800) 978-8136.

This material does not constitute an offer to sell or a solicitation of an offer to buy Summit Healthcare REIT, Inc.

This release may contain forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from any forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Company’s annual report on Form 10-K for the year ended December 31, 2017, and the quarterly reports for the periods ended March 31, 2018, June 30, 2018, and September 30, 2018. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.